Exhibit 10.10

January 25, 2022

Mitchell H. Finer, Ph.D.

c/o MPM Capital

450 Kendall Street

Cambridge, MA 02142

Re: Transition to Board Chairman

Dear Dr. Finer:

This letter memorializes the understanding between you, Mitchell H. Finer, Ph.D., and Oncorus, Inc. (the “Company”) as of the date hereof (the “Effective Date”) with respect to your transition from the role of Executive Chairman of the Company’s board of directors (the “Board”) to non-executive Chairman of the Board.

As of the Effective Date, you will no longer serve as Executive Chairman of the Board and will assume the title and role of Chairman of the Board. In connection with this planned transition, you and the Company agree to terminate that certain Amended and Restated Employment Agreement dated as of August 8, 2018, as amended on each of November 14, 2018 and April 6, 2020 (the “Employment Agreement”, attached hereto as Exhibit A), by and between you and the Company, effective as of the Effective Date. Your acknowledgement of receipt of this letter below shall satisfy your obligation to provide written notice of such termination pursuant to Section 5(b) of the Employment Agreement.

Following the Effective Date, you will be entitled to compensation for your Board service in accordance with the Company’s non-employee director compensation policy as currently in effect (the “Policy”, attached hereto as Exhibit B), including, for the avoidance of doubt, (i) annual cash compensation of $35,000 plus $30,000 in additional compensation payable to you in connection with you role as non-executive Chairman and (ii) the Annual Grant (as defined in the Policy) of options to purchase 12,500 shares of the Company’s common stock, to be granted on the date of each annual meeting of stockholders. You shall continue to be entitled to the limitations on liability and indemnification, including coverage under the Company’s directors’ and officers’ insurance policy, to the fullest extent permitted under Company’s amended and restated certificate of incorporation, amended and restated bylaws and consistent with the indemnification agreement by and between you and the Company.

Below is a summary of your outstanding equity awards as of December 21, 2021, as reflected in the equity report generated from E*Trade and attached hereto as Exhibit C. This letter further acknowledges that neither your transition from Executive Chairman to Chairman nor the termination of the Employment Agreement shall constitute a termination or interruption of your

Continuous Service, as such term is defined under each of the Company’s 2016 Equity Incentive Plan, as amended (the “2016 Plan”) and 2020 Equity Incentive Plan (the “2020 Plan,” together with the 2016 Plan, the “Plans”), attached hereto along with the form of option agreements thereunder as Exhibit D and Exhibit E, respectively, and as such term is used in Section 4 the Employment Agreement with respect to the Stock Option Award (as defined therein) and in the Policy.

Award	Grant Date	Number of Shares Subject to Award	Total Vested	Exercise Price/Grant Date Fair Value	Plan	ISO/NQ
Stock option	11/14/2018	85,940	76,987	$1.81	2016	ISO/NQ
Stock option	6/16/2021	12,500	6,250	$16.55	2020	NQ
Restricted stock	04/27/2016	133,703	133,703	$1.57	2016	N/A
Restricted stock	08/29/2016	43,169	43,169	$1.57	2016	N/A

The awards listed above shall continue to vest, to the extent not yet fully vested, in accordance with their vesting schedules as set forth in the Employment Agreement or the Policy, as applicable. The terms of all awards listed above shall remain unaltered; provided, however, to the extent such award qualified at the time of its grant as an Incentive Stock Option (as defined in the Plans), such award may be converted to a Nonstatutory Stock Option (as defined in the Plans) in connection with the termination of the Employment Agreement, to the extent required by applicable law.

Excluded from the table above are shares of the Company’s common stock held directly by you that were not granted pursuant to the Plans. This letter further acknowledges that neither your transition from Executive Chairman to Chairman nor the termination of the Employment Agreement shall impact the shares of the Company’s common stock that you hold outright.

On behalf of the Company, we thank you for your continued service to the Board.

[signature page follows]

Sincerely,

/s/ Ted Ashburn

___________________________

Theodore (Ted) Ashburn, M.D., Ph.D.

Chief Executive Officer

/s/ John McCabe

___________________________

John McCabe

Chief Financial Officer

Acknowledged and agreed:

/s/ Mitchell Finer

_______________________________

Mitchell H. Finer, Ph.D.

EXHIBIT A

Employment Agreement

EXHIBIT B

Non-Employee Director Compensation Policy

EXHIBIT C

Equity Report from E*Trade as of December 21, 2021

EXHIBIT D

2016 Plan and Form of Option Agreement

EXHIBIT E

2020 Plan and Form of Option Agreement